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                   AMENDMENT TO WARRANT AGREEMENT

      This Amendment to Warrant Agreement is effective as of this 27th day of June, 1996, by and between Medical Technology Systems, Inc., a Delaware corporation (the "Company"), and Continental Stock Transfer & Trust Company, as Warrant Agent (the "Warrant Agent").

                              RECITALS

      WHEREAS, the Company orignally entered into a Warrant Agreement with the Warrant Agent relating to a public offering of the Company's securities under cover of a prospectus dated July 17, 1991.

      WHEREAS, the parties wish to amend the Warrant Agreement for purposes of extending the expiration date of the Warrants and reducing the exercise price of such Warrants.

      WHEREAS, in respect of all provisions and terms of the Warrant Agreement which are in conflict with or are inconsistent with this Amendment, this Amendment shall be controlling in all matters of conflict or inconsistency.

      NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Amendment, the parties agree as follows:

      1. EXPIRATION DATE OF WARRANTS. The Warrant Expiration Date is hereby extended to July 17, 1997 from July 17, 1996.

      2.   COUNTERPARTS.   This Amendment to Warrant Agreement may be
executed in or more counterparts and each shall constitute an original.

      IN WITNESS WHEREOF, the parties have agreed that this Amendment is effective as of the day and year first written above.

                                       MEDICAL TECHNOLOGY SYSTEMS, INC.



                                       By:  /s/ TODD E. SIEGEL
                                          ------------------------------------
                                            Todd E. Siegel
                                            Chief Executive Officer


                                       CONTINENTAL STOCK TRANSFER &
                                       TRUST COMPANY



                                       By:
                                          -------------------------------------
                                            Authorized Officer